UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 2, 2018

SOLENO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
1235 Radio Road, Suite 110
Redwood City, CA 94065
(Address of principal executive offices)
(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On January 2, 2018, the Board of Directors (the “Board”) of Soleno Therapeutics, Inc. (the “Company”) resolved to decrease the size of the Board from ten (10) directors to seven (7) directors, effective as of January 1, 2018, such that (i) the number of Class I directors shall be decreased to two (2) members; (ii) the number of Class II directors shall be decreased to one (1) member, and (iii) the number of Class III directors shall remain the same at four (4) members, in connection with the resignations of Edgar Engleman, Steve Kirnon, and Steinar Engelsen on December 31, 2017 (the “Resignations”).

(d) Election of Directors; Appointment of Committee Members; New Outside Director Compensation Policy

Following the Resignations, on January 2, 2018, the Board appointed (i) Jim Glasheen (Chair), Mahendra Shah, Stuart Collinson, and Rajen Dalal to serve as members of the Nominating and Corporate Governance Committee of the Board; (ii) Mahendra Shah (Chair), Ernest Mario, Bill Harris, and Rajen Dalal to serve as members of the Compensation Committee of the Board; and (iii) Bill Harris (Chair), Jim Glasheen, and Stuart Collinson to serve as members of the Audit Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: January 5, 2018
	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer